OLD NATIONAL BANCORP

NYSE: ONB
www.oldnational.com

FINANCIAL NEWS
April 27, 2009

OLD NATIONAL BANCORP DECLARES QUARTERLY CASH DIVIDEND OF $.07 PER COMMON SHARE

Contact:
Christopher A. Wolking - (812) 464-1322 Senior Executive Vice President Chief Financial Officer	Lynell J. Walton - (812) 464-1366 Senior Vice President Director of Investor Relations

Evansville, Indiana: Old National Bancorp (NYSE: ONB) has announced that its Board of Directors has declared a quarterly cash dividend of $.07 per common share, a reduction of $.16 from the $.23 per common share paid in March, 2009. The dividend is payable June 15, 2009, to shareholders of record June 1, 2009. For purposes of broker trading, the ex-date of the cash dividend is May 28, 2009.

"Maintaining a strong capital position is a priority given our belief that the economy will continue to pose significant challenges in the coming quarters," noted President and CEO Bob Jones. "Old National remains a strong and profitable bank, and our current capital position is well above the regulatory guidelines for 'well capitalized' institutions. By reducing our dividend, we are acting proactively to ensure that Old National remains strongly positioned to meet the needs of our clients and communities not only in today's challenging environment, but in the years to come as the economy emerges from this cycle."

Old National Bancorp has paid a cash dividend every quarter since its inception in 1982.

About Old National

Old National Bancorp, celebrating its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $7.9 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial trend data, please visit the company's website at www.oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National's financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "expect," "intend," "could" and "should," and other words of similar meaning. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company's Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.